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                                                                    Exhibit 99.3

                LETTER TO REGISTERED HOLDERS AND DTC PARTICIPANTS
                           REGARDING OFFER TO EXCHANGE
            $200,000,00 8.875% SENIOR NOTES DUE 2005 FOR ANY AND ALL
                    UNREGISTERED 8.875% SENIOR NOTES DUE 2005
                                       AND
            $50,000,000 9.150% SENIOR NOTES DUE 2010 FOR ANY AND ALL
                    UNREGISTERED 9.150% SENIOR NOTES DUE 2010
                                       OF
                        ARDEN REALTY LIMITED PARTNERSHIP

TO REGISTERED HOLDERS AND THE DEPOSITORY TRUST COMPANY PARTICIPANTS:

        We are enclosing herewith the materials listed below relating to the offer by Arden Realty Limited Partnership to exchange $1000 principal amount of its 8.875% senior notes due 2005, registered under the Securities Act of 1933, for any and all unregistered 8.875% senior notes due 2005, and $1,000 principal amount of its 9.150% senior notes due 2010, registered under the Securities Act of 1933, for any and all unregistered 9.150% senior notes due 2010. The registered notes received in exchange for the unregistered notes are sometimes collectively referred to herein in as the exchange notes, upon the terms and subject to the conditions set forth in Arden Realty Limited Partnership's prospectus, dated ________, 2000, and the related letter of transmittal, which together constitute the exchange offer.

        Enclosed are copies of the following documents:

        1. Prospectus dated _________, 2000;

        2. Letter of Transmittal;

        3. Notice of Guaranteed Delivery;

        4. Instruction to Registered Holder or DTC Participant From Beneficial Owner; and

        5. Letter to Clients which may be sent to your clients for whose account you hold definitive unregistered notes or book-entry interests representing unregistered notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the exchange offer.

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WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY __, 2000, THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED BY ARDEN REALTY LIMITED PARTNERSHIP.
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        The exchange offer is not conditioned upon any minimum principal amount of unregistered notes being tendered.

        To participate in the exchange offer, a beneficial holder must either
(1) cause to be delivered to The Bank of New York, the exchange agent, at the address set forth in the letter of transmittal, definitive unregistered notes in proper form for transfer together with a properly executed letter of transmittal or (2) cause a DTC participant to tender such holder's unregistered notes to the exchange agent's account maintained at the Depository Trust Company, or DTC, for the benefit of the exchange agent through DTC's Automated Tender Offer Program, or ATOP, including transmission of a computer-generated message that acknowledges and agrees to be bound by the terms of the letter of transmittal. By complying with DTC's ATOP procedures with respect to the exchange offer, the DTC participant confirms on behalf of itself and the beneficial owners of tendered unregistered notes all provisions of the letter of transmittal applicable to it and such beneficial owners as fully as if it completed, executed and returned the letter of transmittal to the exchange agent.



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        Pursuant to the letter of transmittal, each holder of unregistered notes will represent to Arden Realty Limited Partnership that:

                (i) the exchange notes or book-entry interests therein to be acquired by such holder and any beneficial owner(s) of the unregistered notes or interests therein ("Beneficial Owner(s)") in connection with the exchange offer are being acquired by such holder and any Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s);

                (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

                (iii) if the holder or Beneficial Owner is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under Section 25102(i) of the Corporate Securities Law of 1968 and Rules
                260.102.10 and 260.105.14 of the California Blue Sky
                Regulations;

                (iv) the holder and each Beneficial Owner acknowledge and agree that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or is participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the exchange notes or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters;

                (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iv) above and any resales of exchange notes or interests therein obtained by such holder in exchange for unregistered notes or interests therein originally acquired by such holder directly from Arden Realty Limited Partnership should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission; and

                (vi) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined in Rule 405 under the Securities Act, of Arden Realty Limited Partnership. Upon a request by Arden Realty Limited Partnership, a holder or Beneficial Owner will deliver to Arden Realty Limited Partnership a legal opinion confirming its representation made in clause (vii) above.

        If the tendering holder of unregistered notes is (1) a broker-dealer (whether or not it is also an "affiliate") or (2) a Beneficial Owner(s) that will receive exchange notes pursuant to the exchange offer, the tendering holder will represent on behalf of itself and, if such unregistered notes are being held on behalf of Beneficial Owner(s), on behalf of such Beneficial Owner(s) that the unregistered notes to be exchanged for the exchange notes were acquired as a result of market-making activities or other trading activities, and acknowledge on its own behalf and, if such unregistered notes are held on behalf of Beneficial Owner(s), on behalf of such Beneficial Owner(s) that it or they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, such tendering holder will not be deemed to admit that it or any Beneficial Owner is an "underwriter" within the meaning of the Securities Act.

        The enclosed "Instruction to Registered holder or DTC Participant from Beneficial Owner" form contains an authorization by the beneficial owners of unregistered notes for you to make the foregoing representations.

        Arden Realty Limited Partnership will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent) in connection with the solicitation of tenders of unregistered notes pursuant to the exchange offer. Arden Realty Limited Partnership will pay or cause to be paid any transfer taxes payable on the transfer of unregistered notes to them, except as otherwise provided in the section "The Exchange Offer--You may be required to pay transfer taxes in connection with your tender" of the enclosed prospectus.



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        Additional copies of the enclosed materials may be obtained from the exchange agent.

                                            Very truly yours,

                                            Arden Realty Limited Partnership



                NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF ARDEN REALTY LIMITED PARTNERSHIP OR THE EXCHANGE AGENT OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.



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                       INSTRUCTION TO REGISTERED HOLDER OR
                      DEPOSITORY TRUST COMPANY PARTICIPANT
                            FROM BENEFICIAL OWNER OF
                          8.875% SENIOR NOTES DUE 2005
                                       OR
                          9.150% SENIOR NOTES DUE 2010
                                       OF
                        ARDEN REALTY LIMITED PARTNERSHIP

        The undersigned hereby acknowledges receipt of the prospectus dated _______, 2000, of Arden Realty Limited Partnership, a Maryland limited partnership (the "partnership"), and the accompanying letter of transmittal, that together constitute the exchange offer. Capitalized terms used by not defined herein have the meanings ascribed to them in the prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the exchange offer with respect to the unregistered 8.875% senior notes due 2005 and unregistered 9.150% senior notes due 2010 held by you for the account of the undersigned.

        The aggregate face amount of the unregistered notes held by you for the account of the undersigned is (fill in amount):

        $_________________ of the unregistered notes.

        With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To TENDER the following unregistered notes held by you for the account of the undersigned (insert principal amount of unregistered notes to be tendered, if any):

        $_________________ of the unregistered notes.

        [ ] NOT to TENDER any unregistered notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender the unregistered notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner of the unregistered notes, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state)________________________, (ii) the undersigned is acquiring the exchange notes in the ordinary course of business of the undersigned, (iii) the undersigned has no arrangement or understanding with any person to participate in the distribution of exchange notes, (iv) the undersigned acknowledges that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, or is participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction of the exchange notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (See the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Notes"), (v) the undersigned understands that a secondary resale transaction described in clause (iv) above and any resales of exchange notes obtained by the undersigned in exchange for the unregistered notes acquired by the undersigned directly from the partnership should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, if applicable, of Regulation S-K of the Securities and Exchange Commission, (vi) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the partnership, and (vii) if the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any sale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended; (b) to agree, on behalf of the



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undersigned, as set forth in the letter of transmittal; and (c) to take such other action as necessary under the prospectus or the letter of transmittal to effect the valid tender of unregistered notes.

        The purchaser status of the undersigned is (check the box that applies):

[ ] A "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended)

[ ]     An "Institutional Accredited Investor" (as defined in Rule 501(a)(1),
        (2), (3) or (7) under the Securities Act of 1933, as amended)

[ ] A non "U.S. person" (as defined in Regulation S of the Securities Act of 1933, as amended) that purchased the unregistered notes outside the United States in accordance with Rule 904 of the Securities Act of 1933, as amended.

[ ]     Other (describe)  ______________________________________________________
                          ______________________________________________________

                                    SIGN HERE


________________________________________________________________________________

________________________________________________________________________________

Name of Beneficial Owner(s)_____________________________________________________

________________________________________________________________________________

Signature(s)____________________________________________________________________

________________________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

Principal place of business (if different from address listed above)____________

________________________________________________________________________________

Telephone Numbers_______________________________________________________________

________________________________________________________________________________

Taxpayer Identification of Social Security Number(s)____________________________

________________________________________________________________________________

Date:___________________________________________________________________________

________________________________________________________________________________